Exhibit 99.2

First Quarter 2006

Supplemental Operating and Financial Data

Affordable Residential Communities
7887 East Belleview Avenue, Suite 200
Englewood, CO 80111
Phone: (866) 847-8931
Fax: (303) 294-0121
www.aboutarc.com

Table of Contents

Portfolio Map	1

Press Release Text	2

Financial Data:
Financial Highlights	5
Balance Sheets	6
Statements of Operations	7
Cash Flows	8
Segment Income / Real Estate Net Segment Income Reconciliation	9

Real Estate Segment	10
Occupancy	11
Operating Results by Occupancy Level	12
Top 20 Markets	13
Asset Highlights	14
Debt Analysis	15
Investor Inquiries	16

Portfolio Map

Homesites owned as of March 31, 2006

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES

FIRST QUARTER 2006 RESULTS

DENVER, CO — (BUSINESS WIRE) — Monday, May 8, 2006 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the first quarter ended March 31, 2006.

First Quarter Operating Results

Consolidated gross revenue for the first quarter of 2006 increased 2.5% to $60.6 million, compared to $59.2 million in the first quarter of 2005, and was approximately equal to the fourth quarter ended December 31, 2005.  Net loss to common shareholders for the first quarter of 2006 was ($3.9) million, or ($0.10) per share, compared to a net loss of ($15.9) million, or ($0.39) per share, in the first quarter of 2005 and a net loss of ($33.8) million, or ($0.83) per share, in the fourth quarter of 2005. Net loss in the first quarter of 2006 includes gains on sales of discontinued operations of $10.3 million, or $0.25 per share, associated with community sales contracts closed during the quarter as discussed below. Net loss in the fourth quarter of 2005 includes a goodwill impairment charge, a retail and real estate impairment adjustment and discontinued operations impairment charge in an aggregate amount of $6.4 million. On
March 30, 2006, the Company elected not to be taxed as a REIT for the year ending December 31, 2006, as previously announced.

Net loss from continuing operations in the first quarter of 2006 was $12.7 million as compared to $26.9 million in the fourth quarter of 2005, reflecting increased net segment income, reduced property management and general and administrative expenses, reduced depreciation and amortization expense, reduced interest expense and reduced impairment charges.

Net segment income was $34.6 million in the first quarter of 2006, as compared to $27.7 million in the fourth quarter of 2005, reflecting increased community net segment income and reduced retail net segment loss.  Community net segment income increased to $35.8 million the first quarter of 2006 from $31.3 million in the fourth quarter of 2005 as a result of an increase in average rental rates applicable to both homeowners and renters, partially offset by lower average resident occupancy. In addition, community net segment income in the first quarter of 2006 reflects reduced operating expenses primarily resulting from reduced repairs and maintenance expense.

Retail net segment loss was $0.8 million in the first quarter of 2006, as compared to $3.2 million in the fourth quarter of 2005, reflecting lower operating expenses and increased gross margins on homes sold partially offset by lower volume of homes sold. In the fourth quarter of 2005, as previously announced, the Company restructured its marketing programs, reducing its retail operating expenses primarily as a result of the elimination of approximately 150 sales management and administration positions.

Net occupancy decreased by 4 residents during the first quarter of 2006 to overall occupancy of 83.7% compared with a net occupancy decrease of 769 residents in the fourth quarter of 2005 and a net occupancy increase of 290 residents in the first quarter of 2005. The Company experienced lower home sales transactions as compared with both periods, but higher rental home move-ins as compared with both periods.

General and administrative and property management expenses were $4.4 million and $1.6 million, respectively, in the first quarter of 2006 as compared to $8.4 million and $1.8 million in the fourth quarter of 2005, respectively, reflecting costs incurred in the fourth quarter of 2005 for severance of two former senior officers of the Company and completion of the Company’s internal control evaluation as required by the Sarbanes-Oxley Act.

Interest expense was $19.8 million in the first quarter of 2006, as compared to $20.4 million in the fourth quarter of 2005 reflecting, primarily, the repayment of mortgage debt from net proceeds of the community sales, as discussed below.

Depreciation expense was $21.7 million in the first quarter of 2006, as compared to $23.3 million in the fourth quarter of 2005 reflecting additional charges in the fourth quarter of 2005 for the re-continuance of 41 communities in the fourth quarter of 2005 previously discontinued and the placement of substantial fixed assets into service in the fourth quarter of 2005.

With respect to other charges, the first quarter of 2006 reflects a loss of $0.5 million related to the sale of a Company aircraft. The fourth quarter of 2005 reflects a goodwill impairment charge of $4.0 million and a reduction of a community impairment charge of $1.3 million related to the re-continuance of 41 communities previously discontinued.

Community Sales Results

As previously announced, through May 8, 2006, the Company has closed on the sales of 28 communities, resulting in $38.1 million of cash proceeds net of related debt, defeasance and other closing costs totaling $34.4 million. The Company expects to close the sale of an additional ten communities during the calendar year 2006. However, there can be no assurance that the Company will realize net cash proceeds from the sales of any of these communities or that sales under contract will ultimately close.

For the first quarter of 2006, the Company recorded gains of $10.3 million on the sales of the above-mentioned community closings.  In the fourth quarter of 2005, the Company recorded a charge of $3.7 million in addition to a charge of $6.5 million recorded in the third quarter of 2005 for the discontinued communities in which the Company expected to incur a loss. For the discontinued communities in which the Company expects a gain, the Company is recording such gains only when the sales close. The Company continues to market an additional eight communities in private party transactions or through brokers.  There can be no assurances that any or all of these remaining transactions will close, or that, if they do close, that any gains will be recognized with respect to any such transactions.

Balance Sheet and Liquidity

At March 31, 2006, the Company had $31.3 million in cash and cash equivalents and approximately $34.2 million of additional borrowing capacity available under its lease receivables line of credit. The Company has also obtained $38.1 million of net proceeds from the 28 properties sold at auction which have closed through May 8, 2006, and anticipates receiving additional proceeds during the year 2006 from the sale of the additional ten communities. The Company used a substantial portion of these net proceeds to repay mortgage and floorplan indebtedness.  The Company can make no assurance that all or any of these sales will close as anticipated.

In the aggregate at March 31, 2006, the Company had approximately $1.1 billion in outstanding debt related to continuing operations as well as approximately $30.2 million related to communities held for sale. The weighted average interest rate on the Company’s aggregate outstanding debt related to continuing operations was 7.05% at March 31, 2006. Approximately $895 million of the Company’s outstanding debt is payable in 2008 or later. The amount of fixed rate loans amounted to $805.3 million, which was approximately 72% of total loans outstanding.

First Quarter 2006 Conference Call

The Company will host a conference call, today, Monday, May 8, 2006, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call also can be accessed live over the phone by dialing (800) 817-4887 or (913) 981-4913 for international callers.

A replay will be available at approximately 8:00 P.M. Eastern time after the call and can be accessed by dialing 1-888-203-1112 or
1-719-457-0820 for international callers; the password is 4566915. The replay will be available from May 8, 2006 through May 15, 2006, and also will be archived on ARC’s website.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 57,600 homesites located in 278 communities in 24 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

CONTACTS

Affordable Residential Communities Inc.

Lawrence Kreider, Chief Financial Officer

(866) 847-8931

investor.relations@aboutarc.com

or

Integrated Corporate Relations, Inc.

Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

Financial Highlights

	Three Months Ended
($ in thousands, except per share data)	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Operating Data
Revenue
Real estate	$57,559	$55,350	$54,192	$51,974	$51,511
Retail home sales	2,687	4,859	10,852	16,434	7,526
Finance and insurance	389	430	977	414	137
Total revenue	$60,635	$60,639	$66,021	$68,822	$59,174

Avg. monthly rental income per occupied homesite	$354	$341	$332	$326	$325
Avg. monthly homeowner rental income per homeowner occupied homesite	$306	$290	$284	$285	$283
Avg. monthly home renter income per occupied rental home	$603	$605	$591	$581	$623
Average occupied homesites	48,207	48,703	49,008	48,188	47,791

Net segment income
Real estate	$35,812	$31,320	$29,568	$29,648	$29,115
Retail home sales	(834)	(3,210)	(4,720)	(846)	(2,856)
Finance and insurance	(358)	(392)	(833)	(712)	(291)
Total net segment income	$34,620	$27,718	$24,015	$28,090	$25,968

Net income (loss)
Continuing operations	$(15,263)	$(29,509)	$(120,469)	$(18,585)	$(15,941)
Discontinued operations	11,316	(4,282)	(6,460)	392	69
Net income (loss) to common stockholders	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Diluted earnings per share
Continuing operations	$(0.37)	$(0.72)	$(2.95)	$(0.45)	$(0.39)
Discontinued operations	0.27	(0.11)	(0.15)	—	—
Net income (loss) to common stockholders	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)

Distributions
Common stock and operating partnership units	$—	$—	$—	$0.1875	$0.3125
Preferred stock	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Cash Flows
Operating	$3,939	$6,734	$(688)	$(5,608)	$6,597
Investing	60,857	(16,871)	(56,289)	(46,458)	6,670
Financing	(61,410)	(8,015)	86,566	28,155	(5,726)
Increase (decrease) in cash	$3,386	$(18,152)	$29,589	$(23,911)	$7,541

Share Detail
Weighted average number of shares outstanding
Common stock	41,179	40,957	40,886	40,877	40,876
Operating partnership units	1,616	1,832	2,038	2,398	2,403
Preferred partnership units (common stock equivalent shares)	1,680	1,851	1,890	1,883	1,987
Restricted stock	11	54	57	38	14
Total weighted average shares outstanding	44,486	44,694	44,871	45,196	45,280

	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Balance Sheet Data
Total assets	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285
Total debt	$1,112,900	$1,152,998	$1,155,116	$1,039,673	$989,177

Market Value
Common equity	$433,534	$390,458	$414,678	$546,759	$517,078
Preferred equity	109,550	97,000	104,250	128,250	125,500
OP units	15,929	17,449	18,623	30,190	30,334
Preferred partnership units	17,642	17,642	17,642	25,142	25,142
Total market value of equity including minority interest	$576,655	$522,549	$555,193	$730,342	$698,055
Debt / total assets	67.1%	66.7%	65.3%	57.6%	55.2%
Debt / total market capitalization	65.9%	68.8%	67.5%	58.7%	58.6%

Other Data
Total properties	278	278	278	278	278
Total homesites	57,699	57,578	57,562	57,760	58,392
Occupied homesites	48,316	48,320	49,089	48,738	47,952
Occupancy percentage – total portfolio	83.7%	83.9%	85.3%	84.4%	82.1%

Balance Sheets

($ in thousands)	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Assets
Rental property
Land	$195,722	$195,772	$195,738	$195,738	$195,738
Land improvements and buildings	1,198,579	1,198,907	1,197,899	1,209,816	1,194,623
Manufactured homes and improvements	261,970	261,546	250,999	222,359	192,629
Furniture, equipment and vehicles	13,011	16,102	14,406	13,928	13,331
Rental property, gross	1,669,282	1,672,327	1,659,042	1,641,841	1,596,321
Accumulated depreciation
On improvements to land and buildings	(174,791)	(164,849)	(154,778)	(142,140)	(128,759)
On rental homes and improvements	(43,641)	(37,085)	(29,500)	(26,345)	(25,605)
On furniture, equipment and vehicles	(6,466)	(7,302)	(6,521)	(5,983)	(5,470)
Total accumulated depreciation	(224,898)	(209,236)	(190,799)	(174,468)	(159,834)
Rental property, net	1,444,384	1,463,091	1,468,243	1,467,373	1,436,487

Assets held for sale	68,905	122,285	125,478	131,955	135,905
Cash and cash equivalents	31,312	27,926	46,078	16,489	40,400
Restricted cash	6,702	7,022	3,419	3,712	7,330
Tenant and other receivables, net	3,369	3,945	6,413	8,664	4,403
Notes receivable, net	33,622	33,418	31,501	23,199	14,009
Inventory	13	50	125	307	4,696
Loan origination costs, net	15,444	16,205	16,960	13,777	13,102
Loan reserves	35,307	35,088	39,784	35,453	31,756
Goodwill	—	—	3,990	78,783	78,783
Lease intangibles and customer relationships, net	10,667	12,063	13,466	14,868	16,103
Prepaid expenses and other assets	9,118	7,388	14,015	10,207	8,311
Total assets	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285

Liabilities and Stockholders’ Equity
Notes payable	$1,112,900	$1,152,998	$1,155,116	$1,039,673	$989,177
Liabilities related to assets held for sale	31,124	50,007	53,129	54,112	55,659
Accounts payable and accrued expenses	27,451	34,595	33,903	40,303	47,840
Tenant deposits and other liabilities	15,996	14,884	15,469	14,037	12,881
Total liabilities	1,187,471	1,252,484	1,257,617	1,148,125	1,105,557

Minority interest	29,293	31,902	33,512	51,440	54,918

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108
Common stock	413	410	410	410	409
Paid-in capital	793,712	791,201	791,232	790,983	790,390
Accumulated other comprehensive income	—	583	1,008	1,206	1,519
Retained deficit	(471,154)	(467,207)	(433,415)	(306,486)	(280,616)
Total stockholders’ equity	442,079	444,095	478,343	605,221	630,810
Total liabilities and stockholders’ equity	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285

Statements of Operations

	Three Months Ended
($ in thousands; except per share data)	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05

Revenue
Communities	$57,559	$55,350	$54,192	$51,974	$51,511
Retail home sales	2,687	4,859	10,852	16,434	7,526
Finance and insurance	389	430	977	414	137
Total revenue	60,635	60,639	66,021	68,822	59,174

Operating Expenses
Communities	16,569	19,587	20,657	18,227	18,399
Retail home sales	3,521	8,069	15,572	17,280	10,382
Finance and insurance	747	822	1,810	1,126	428
Real estate taxes	5,178	4,443	3,967	4,099	3,997
Property management	1,592	1,815	3,030	2,368	2,145
General and administrative	4,421	8,417	7,334	6,389	5,494
Total expenses	32,028	43,153	52,370	49,489	40,845

Depreciation and amortization	21,704	23,258	19,681	18,840	16,375
Loss on sale of airplane	541	—	—	—	—
Real estate and retail home asset impairment	—	(1,336)	23,158	—	—
Goodwill impairment	—	3,990	74,793	—	—
Net consumer finance interest expense	—	—	18	204	446
Interest expense	19,754	20,431	19,746	17,197	15,790
Interest income	(423)	(883)	(743)	(268)	(373)
Income (loss) before minority interest	(12,969)	(27,974)	(123,002)	(16,640)	(13,909)
Minority interest	284	1,043	5,111	633	546
Income (loss) from continuing operations	(12,685)	(26,931)	(117,891)	(16,007)	(13,363)
Discontinued operations, net	11,316	(4,282)	(6,460)	392	69
Income (loss) before preferred stock dividend	(1,369)	(31,213)	(124,351)	(15,615)	(13,294)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Income (loss) available to common stockholders	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Earnings per share
Basic	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)
Diluted	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)

Distributions per share/unit
Common stock/operating partnership units	$—	$—	$—	$0.1875	$0.3125
Preferred stock	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Weighted average shares outstanding
Basic	41,179	40,957	40,886	40,877	40,876
Diluted	44,486	44,694	44,871	45,196	45,280

Statement of Cash Flows

	Three Months Ended
	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Cash flow from operating activities
Net loss	$(1,369)	$(31,213)	$(124,351)	$(15,615)	$(13,294)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,704	23,259	19,680	18,840	16,375
Amortization of loan origination costs	1,434	1,960	1,875	1,728	1,693
Adjustments to fair value for interest rate caps	(312)	(2)	(7)	8	219
Stock grant compensation expense	49	(25)	81	312	14
Partnership preferred unit distributions declared	276	275	299	393	393
Minority interest in net loss	(560)	(1,318)	(5,410)	(1,026)	(939)
Real estate and retail home asset impairment	—	(1,336)	23,158	—	—
Goodwill impairment	—	3,990	74,793	—	—
Depreciation and minority interest included in income from discontinued operations	542	(695)	860	1,648	2,002
(Gain) loss on sale of discontinued operations	(10,296)	—	—	(52)	730
Loss on sale of airplane	541	—	—	—	—
Impairment charges on assets held for sale	—	3,708	6,546	—	—
(Gain) loss on sale of manufactured homes	(340)	200	(636)	(533)	(99)
Changes in operating assets and liabilities, net of acquisitions	(7,730)	7,931	2,424	(11,311)	(497)
Net cash provided by operating activities	3,939	6,734	(688)	(5,608)	6,597

Cash flow from investing activities
Purchases of manufactured homes	(1,964)	(14,274)	(38,679)	(56,619)	(11,681)
Proceeds from community sales	60,804	—	—	11,343	37,378
Proceeds from manufactured home sales	2,561	2,599	3,037	5,774	7,240
Proceeds from sale of airplane	1,170	—	—	—	—
Community improvements and equipment purchases	(1,815)	(6,304)	(16,387)	(6,246)	(26,359)
Restricted cash	320	(3,603)	293	3,618	(9)
Loan reserves	(219)	4,711	(4,553)	(4,328)	101
Net cash provided by investing activities	60,857	(16,871)	(56,289)	(46,458)	6,670

Cash flow from financing activities
Proceeds from issuance of debt	23,035	17,688	156,652	91,825	63,658
Repayment of debt	(80,918)	(21,090)	(47,647)	(42,809)	(51,543)
Payment of common and OP Unit dividends	—	—	(8,103)	(13,524)	(13,521)
Payment of preferred dividends	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Payment of partnership preferred distributions	(276)	(275)	(299)	(393)	(393)
Repurchase of OP Units	—	(1)	(4,572)	(1,836)	—
Repurchase of PPUs	—	—	(2,501)	—	—
Loan origination costs	(673)	(1,759)	(4,386)	(2,530)	(1,349)
Net cash used in financing activities	(61,410)	(8,015)	86,566	28,155	(5,726)
Net increase in cash and cash equivalents	3,386	(18,152)	29,589	(23,911)	7,541
Cash and cash equivalents, beginning of period	27,926	46,078	16,489	40,400	32,859
Cash and cash equivalents, end of period	$31,312	$27,926	$46,078	$16,489	$40,400

Segment Income / Real Estate Net Segment Income Reconciliation

	Three Months Ended
($ in thousands)	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Revenue
Real estate	$57,559	$55,350	$54,192	$51,974	$51,511
Retail homes sales	2,687	4,859	10,852	16,434	7,526
Finance and insurance	389	430	977	414	137
Segment revenue	60,635	60,639	66,021	68,822	59,174

Expenses
Property operations	16,569	19,587	20,657	18,227	18,399
Real estate taxes	5,178	4,443	3,967	4,099	3,997
Retail homes sales	3,521	8,069	15,572	17,280	10,382
Finance and insurance	747	822	1,810	1,126	428
Segment expenses	26,015	32,921	42,006	40,732	33,206

Net Segment Income
Real estate	35,812	31,320	29,568	29,648	29,115
Retail homes sales	(834)	(3,210)	(4,720)	(846)	(2,856)
Finance and insurance	(358)	(392)	(833)	(712)	(291)
Net segment income	34,620	27,718	24,015	28,090	25,968
Other expenses:
Property management	1,592	1,815	3,030	2,368	2,145
General and administrative	4,421	8,417	7,334	6,389	5,494
Depreciation and amortization	21,704	23,258	19,681	18,840	16,375
Loss on sale of airplane	541	—	—	—	—
Retail home sales asset impairment and other exp.	—	(1,336)	23,158	—	—
Goodwill impairment	—	3,990	74,793	—	—
Net consumer finance interest expense	—	—	18	204	446
Interest expense	19,754	20,431	19,746	17,197	15,790
Total other expenses	48,012	56,575	147,760	44,998	40,250
Interest income	423	883	743	268	373
Loss before allocation to minority interest	(12,969)	(27,974)	(123,002)	(16,640)	(13,909)
Minority interest	284	1,043	5,111	633	546
Net loss from continuing operations	(12,685)	(26,931)	(117,891)	(16,007)	(13,363)
Income (loss) from discontinued operations	1,807	(4,473)	(6,751)	361	803
Gain (loss) on sale of discontinued operations	10,296	—	—	52	(730)
Income tax on discontinued operations	(371)	—	—	—	—
Minority interest in discontinued operations	(416)	191	291	(21)	(4)
Net loss	(1,369)	(31,213)	(124,351)	(15,615)	(13,294)

Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Net loss available to common stockholders	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Results include charges as scheduled below:
Loss on sale of airplane	$541	$—	$—	$—	$—
Real estate and retail home asset impairment	—	(1,336)	23,158	—	—
Goodwill impairment	—	3,990	74,793	—	—
Impairment charges included in discontinued operations	—	3,708	6,546	—	—
Executive severance charges	—	1,870	1,000	—	—
Minority interest portion of above	(19)	(354)	(4,531)	—	—
Total	$522	$7,878	$100,966	$—	$—

Real Estate Segment

	2006	2005
($ in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

For the full quarter noted:
Average total homesites	57,669	57,569	57,665	58,248	58,408
Average total rental homes	9,343	9,200	8,484	7,819	7,595
Average occupied homesites – homeowners	40,570	41,074	41,618	41,855	42,142
Average occupied homesites – home renters	7,637	7,629	7,390	6,333	5,649
Average occupied homesites – total	48,207	48,703	49,008	48,188	47,791
Average occupancy – rental homes	81.7%	82.9%	87.1%	81.0%	74.4%
Average occupancy – total	83.6%	84.6%	85.0%	82.7%	81.8%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$37,189	$35,720	$35,506	$35,798	$35,817
Home renter rental income	13,825	13,841	13,109	11,047	10,550
Other	216	259	243	297	284
Rental income	51,230	49,820	48,858	47,142	46,651
Utility and other income	6,329	5,530	5,334	4,832	4,860
Total real estate revenue	57,559	55,350	54,192	51,974	51,511

Real estate expenses
Property operations expenses	16,569	19,587	20,657	18,227	18,399
Real estate taxes	5,178	4,443	3,967	4,099	3,997
Total real estate expenses	21,747	24,030	24,624	22,326	22,396

Real estate net segment income	$35,812	$31,320	$29,568	$29,648	$29,115

Average monthly rental income per total occupied homesite (a)	$354	$341	$332	$326	$325
Average monthly homeowner rental income per homeowner occupied homesite (b)	$306	$290	$284	$285	$283
Average monthly home renter income per occupied rental home (c)	$603	$605	$591	$581	$623

(a)     Average monthly rental income per occupied homesite is defined as total rental income (including homeowner, home renter, and other) divided by average total occupied homesites divided by the number of months in the period.

(b)     Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(c)     Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Occupancy

	2006	2005
($ in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
At end of quarter:
Total communities owned	278	278	278	278	278
Total homesites	57,699	57,578	57,562	57,760	58,392
Occupied homesites	48,316	48,320	49,089	48,738	47,952
Total rental homes owned	9,361	9,328	8,947	8,083	7,665
Occupied rental homes	7,970	7,491	7,711	6,958	6,016

Homeowner activity :
Homeowner move ins	255	168	65	136	252
Homeowner move outs	(552)	(584)	(631)	(742)	(690)
Home sales	132	241	586	903	741
Repossession move outs & other	(318)	(374)	(422)	(453)	(607)
Net homeowner activity	(483)	(549)	(402)	(156)	(304)

Home renter activity :
Home renter move ins	927	344	416	1,026	838
Home renter lease to own move ins	388	432	1,764	1,189	793
Home renter move outs	(836)	(996)	(1,427)	(1,273)	(1,037)
Net home renter activity	479	(220)	753	942	594
Net activity	(4)	(769)	351	786	290
Acquisitions and other- homeowners	—	—	—	—	—
Acquisitions and other- home renters	—	—	—	—	—
Net activity, including acquisitions and other	(4)	(769)	351	786	290
Net homeowner activity	(483)	(549)	(402)	(156)	(304)
Occupied homeowner sites, beginning of period	40,829	41,378	41,780	41,936	42,240
Occupied homeowner sites, end of period	40,346	40,829	41,378	41,780	41,936
Net home renter activity	479	(220)	753	942	594
Occupied home renter sites, beginning of period	7,491	7,711	6,958	6,016	5,422
Occupied home renter sites, end of period	7,970	7,491	7,711	6,958	6,016
Total occupied homesites, end of period	48,316	48,320	49,089	48,738	47,952
Occupancy percentage	83.7%	83.9%	85.3%	84.4%	82.1%

Operating Results by Occupancy Level (Last 5 Quarters)

			Q1 2006				Q4 2005
Occupancy		Home-			Margin	EoP			Margin	EoP
03/31/06	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Total Real Estate Segment
90 - 100%	122	22,846	$26,686	$17,569	65.8%	95.5%	$25,168	$14,676	58.3%	95.0%
80 - 89.9%	71	15,786	16,646	10,468	62.9%	85.4%	15,984	8,725	54.6%	85.6%
70 - 79.9%	43	10,022	8,141	4,952	60.8%	75.5%	7,991	4,413	55.2%	75.6%
< 70%	42	9,045	6,086	2,824	46.4%	60.3%	6,207	3,506	56.5%	62.0%
Total	278	57,699	$57,559	$35,812	62.2%	83.7%	$55,350	$31,320	56.6%	83.9%

			Q1 2006				Q4 2005
Occupancy		Home-			Margin	EoP			Margin	EoP
03/31/06	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Total Real Estate Segment
90 - 100%	122	22,846	$24,466	$15,073	61.6%	95.2%	$23,369	$14,854	63.6%	94.0%
80 - 89.9%	71	15,786	15,384	8,297	53.9%	87.0%	14,814	8,464	57.1%	85.5%
70 - 79.9%	43	10,022	8,110	4,046	49.9%	78.1%	7,717	3,937	51.0%	77.7%
< 70%	42	9,045	6,232	2,152	34.5%	64.9%	6,074	2,393	39.4%	65.4%
Total	278	57,699	$54,192	$29,568	54.6%	85.3%	$51,974	$29,648	57.0%	84.4%

			Q1 2006				Q4 2005
Occupancy		Home-			Margin	EoP			Margin	EoP
03/31/06	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Total Real Estate Segment
90 - 100%	122	22,846	$23,298	$14,355	61.6%	91.4%	$99,689	$62,172	62.4%	94.9%
80 - 89.9%	71	15,786	14,479	8,331	57.5%	83.2%	62,828	35,954	57.2%	85.9%
70 - 79.9%	43	10,022	7,586	3,887	51.2%	75.9%	31,959	17,348	54.3%	76.7%
< 70%	42	9,045	6,147	2,542	41.4%	63.9%	24,599	10,875	44.2%	63.2%
Total	278	57,699	$51,511	$29,115	56.5%	82.1%	$219,075	$126,348	57.7%	84.3%

Comm.
9	Moved from 80-89 bucket to the 90%+ bucket
3	Moved from 70-79 bucket to the 80-89% bucket
5	Moved from <70 bucket to the 70-79% bucket
0	Moved up 2 or more buckets (Ex. 70-79% to 90%+)
242	Stayed in the same occupancy bucket
19	Went to lower occupancy bucket
278	Total

Notes:

** NSI = Net Segment Income

Top 20 Markets

		Percentage
	Number of	of
	Total	Total	Occupancy Percentage
Markets (a)	Homesites	Homesites	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Dallas – Ft. Worth, TX	7,181	12.4%	80.4%	81.4%	84.2%	82.7%	79.8%
Atlanta, GA	4,967	8.6%	89.1%	89.1%	90.0%	89.2%	86.7%
Salt Lake City, UT	3,796	6.6%	92.6%	92.2%	93.1%	92.1%	91.1%
Front Range of CO	3,290	5.7%	84.0%	84.9%	88.2%	89.1%	87.0%
Kansas City – Lawrence – Topeka, MO – KS	2,424	4.2%	87.2%	87.6%	89.6%	89.6%	88.1%
Jacksonville, FL	2,258	3.9%	90.7%	89.5%	89.7%	88.2%	86.9%
Wichita, KS	2,162	3.7%	64.6%	64.7%	67.5%	66.7%	62.7%
Orlando, FL	1,986	3.4%	92.8%	91.4%	91.3%	89.8%	88.5%
St. Louis, MO – IL	1,914	3.3%	79.1%	80.3%	80.9%	81.0%	78.7%
Oklahoma City, OK	1,891	3.3%	80.1%	78.4%	80.5%	78.5%	77.1%
Greensboro – Winston Salem, NC	1,396	2.4%	67.0%	68.5%	69.8%	69.5%	68.2%
Davenport – Moline – Rock Island, IA – IL	1,382	2.4%	86.9%	87.0%	87.8%	86.8%	83.9%
Elkhart – Goshen, IN	1,209	2.1%	88.5%	86.5%	86.8%	85.6%	82.1%
Charleston – North Charleston, SC	1,184	2.1%	83.0%	84.1%	83.7%	81.8%	77.9%
Raleigh – Durham – Chapel Hill, NC	1,092	1.9%	90.3%	90.7%	90.1%	85.7%	83.4%
Sioux City, IA – NE	994	1.7%	79.6%	79.3%	80.5%	79.8%	78.5%
Syracuse, NY	939	1.6%	61.3%	64.9%	67.5%	64.7%	54.2%
Des Moines, IA	859	1.5%	88.0%	88.0%	88.5%	86.9%	86.5%
Flint, MI	838	1.5%	72.9%	73.0%	73.4%	74.0%	72.4%
Pueblo, CO	752	1.3%	67.0%	69.1%	70.5%	70.0%	71.0%
Subtotal – Top 20 Markets	42,514	73.7%	83.1%	83.3%	84.8%	83.8%	81.4%
All Other Markets	15,185	26.3%	85.6%	85.6%	86.6%	86.0%	84.2%
Total / Weighted Average	57,699	100.0%	83.7%	83.9%	85.3%	84.4%	82.1%

		Percentage
	Number of	of
	Total	Total	Rental Income Per Occupied Homesite Per Month (b)
Markets (a)	Homesites	Homesites	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05

Dallas – Ft. Worth, TX	7,181	12.4%	$384	$370	$347	$349	$353
Atlanta, GA	4,967	8.6%	387	371	353	349	345
Salt Lake City, UT	3,796	6.6%	364	351	348	348	348
Front Range of CO	3,290	5.7%	460	450	430	429	425
Kansas City – Lawrence – Topeka, MO – KS	2,424	4.2%	315	295	291	285	280
Jacksonville, FL	2,258	3.9%	371	363	350	349	348
Wichita, KS	2,162	3.7%	301	279	270	273	287
Orlando, FL	1,986	3.4%	383	374	366	368	355
St. Louis, MO – IL	1,914	3.3%	312	306	296	290	287
Oklahoma City, OK	1,891	3.3%	317	298	281	289	295
Greensboro – Winston Salem, NC	1,396	2.4%	296	277	273	270	259
Davenport – Moline – Rock Island, IA – IL	1,382	2.4%	295	277	267	265	265
Elkhart – Goshen, IN	1,209	2.1%	383	358	335	326	319
Charleston – North Charleston, SC	1,184	2.1%	307	276	267	251	241
Raleigh – Durham – Chapel Hill, NC	1,092	1.9%	385	365	348	340	344
Sioux City, IA – NE	994	1.7%	330	305	295	290	285
Syracuse, NY	939	1.6%	380	376	345	340	342
Des Moines, IA	859	1.5%	353	318	313	307	302
Flint, MI	838	1.5%	395	378	361	358	352
Pueblo, CO	752	1.3%	331	321	318	321	327
Subtotal – Top 20 Markets	42,514	73.7%	364	349	335	333	332
All Other Markets	15,185	26.3%	329	316	311	309	309
Total / Weighted Average	57,699	100.0%	$354	$341	$332	$326	$325

(a)     Markets are defined by our management.

(b)     Rental Income is defined as homeowner rental income, home rental income, and other rental income reduced by move-in bonuses and rent concessions.

Asset Highlights

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05

Recurring capital expenditures (a)	$378	$991	$2,810	$2,913	$3,190

Recurring capital expenditures per average site per annum	26	69	195	200	218

Homesite upgrades (b)	475	2,366	3,679	2,964	2,437

Expansion, development, renovation and improvements (c)	358	1,956	2,807	4,077	6,399

Other capital expenditures (d)	—	—	—	191	215
Total capital improvements	$1,211	$5,313	$9,296	$10,145	$12,241

Recurring capital expenditures including discontinued operations (a)	$378	$991	$2,810	$3,111	$3,835

Manufactured Home Data

	Three Months Ended
($ in thousands)	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05

Home purchase data
Number of manufactured homes purchased	165	622	1,450	1,321	985

Home sales data
New homes sold	11	52	118	187	38
Used homes sold	121	189	468	716	703
Total homes sales	132	241	586	903	741

Average homes sale price	$20,356	$20,162	$18,519	$18,199	$10,157

	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Home Inventory Data
Home inventory	9,361	9,328	8,947	8,083	7,665

Gross asset value including setup costs ($000’s)	$261,970	$261,546	$250,999	$222,359	$192,629
Gross asset value per home	$27,985	$28,039	$28,054	$27,509	$25,131

Current asset value including setup costs ($000’s)	$218,329	$224,461	$221,499	$196,014	$167,024
Current asset value per home	$23,323	$24,063	$24,757	$24,250	$21,790

Dispositions

			Number of	Number of	Net Assets	Gain (Loss)	Impairment
Transaction	Month	Market	Communities	Homesites	Held for Sale	on Sale	Loss

Discontinued	September 2005	Various	79	13,393	$139,517	$—	$(34,794)
Re-continued	December 2005	Various	(41)	(8,067)	(67,239)	—	24,540
			38	5,326	$72,278	$—	$(10,254)
Closed	February/March 2006	Various	(27)	(2,860)	(34,497)	10,296	—
			11	2,466	$37,781	$10,296	$(10,254)

(a)   Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles. These capital expenditures do not include water meters, sheds, homes or community acquisitions. Our minimum capitalizable amount of a project is $500.

(b)   Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home. Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines. We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)   These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

(d)   These costs include capitalized interest and wages.

Debt Analysis
As of March 31, 2006

	Debt	% of Total	Interest	Maturity
($ in thousands)	Amount	Debt	Rate	Date

Fixed Rate Debt
Senior fixed rate mortgage due 2009	$89,155	8.0%	5.05%	2009
Senior fixed rate mortgage due 2012	283,705	25.5%	7.35%	2012
Senior fixed rate mortgage due 2014	195,550	17.6%	5.53%	2014
Senior exchangeable notes due 2025	96,600	8.7%	7.50%	2025
Various individual fixed rate mortgages	136,571	12.3%	7.23%	2006-2031
DAM preferred partnership units due 2006	2,499	0.2%	7.00%	2006
Other loans due 2012	1,255	0.1%	6.97%	2012
Total fixed rate debt	805,335	72.4%	6.65%
Variable Rate Debt (a)
Senior variable rate mortgage due 2007	122,223	11.0%	7.83%	2007
Revolving credit mortgage facility due 2006	58,764	5.3%	7.58%	2006
Trust preferred securities due 2035	25,780	2.3%	8.25%	2035
Consumer finance chattel facility due 2008	18,188	1.6%	7.83%	2008
Lease receivables facility due 2008	75,500	6.8%	8.95%	2008
Floorplan lines of credit due 2007	7,110	0.6%	8.50%	2007
Total variable rate debt	307,565	27.6%	8.11%
Total debt	1,112,900	$100.0%	7.05%
% Fixed / Variable
Fixed	$805,335	72.4%	6.65%
Variable	307,565	27.6%	8.11%
Total debt	1,112,900	$100.0%	7.05%

	2006	2007	2008	2009	2010	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$5,501	$7,929	$8,342	$92,481	$7,869	$446,288
Various individual fixed rate mortgages (b)	6,745	2,114	45,785	12,144	5,242	64,543
Senior variable rate mortgage (c)	—	122,223	—	—	—	—
Senior exchangeable notes due 2025	—	—	—	—	—	96,600
Floorplan lines of credit	—	7,110	—	—	—	—
Trust preferred securities due 2035	—	—	—	—	—	25,780
Consumer finance chattel facility	—	—	18,188	—	—	—
Lease receivables facility	—	—	75,500	—	—	—
Revolving credit mortgage facility	58,764	—	—	—	—	—
Other debt	2,576	109	117	126	135	689
Total debt maturities	$73,586	$139,485	$147,932	$104,751	$13,246	$633,900

(a)   In February 2004, we entered into a two-year $100 million swap that expired in February 2006 and purchased interest rate caps covering our senior variable rate mortgage.

(b)   Includes debt premium of $5,273 related to indebtedness assumed in HTA and DAM acquisitions as of March 31, 2006.

(c)   In February 2006, we extended the senior variable rate mortgage due 2006 to February 2007.  At our option, and subject to certain conditions, we may extend it for two additional twelve - month periods.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC-PA

Exchange Traded:	NYSE

	Q1	Q4	Q3	Q2	Q1
	2006	2005	2005	2005	2005
Common Stock Dividend Information
Declaration date	N/A	N/A	N/A	5/23/2005	3/16/2005
Record date	N/A	N/A	N/A	6/30/2005	3/31/2005
Payment date	N/A	N/A	N/A	7/15/2005	4/15/2005
Distributions per share	N/A	N/A	N/A	$0.1875	$0.3125

Preferred Stock Dividend Information
Declaration date	3/2/2006	12/14/2005	9/21/2005	5/23/2005	3/16/2005
Record date	4/14/2006	1/13/2006	10/15/2005	7/15/2005	4/15/2005
Payment date	4/28/2006	1/30/2006	10/30/2005	7/29/2005	4/29/2005
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals. Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
7887 East Belleview Avenue
Suite 200
Englewood, CO 80111